SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

GALAXY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-32237 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 730, Denver, Colorado 80202

(Address of principal executive offices)(Zip Code)

(303) 293-2300

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 29, 2007, the registrant executed a subordinated unsecured promissory note for $750,000 in favor of Bruner Family Trust UTD March 28, 2005. Interest accrues at the rate of 8% per annum and the note matures on the later of October 27, 2007 or the time at which the registrant’s senior indebtedness has been paid in full. In connection with this loan, the registrant and the lender have submitted a subordination agreement for execution by the holders of the senior indebtedness.

One of the trustees of Bruner Family Trust UTD March 28, 2005 is Marc E. Bruner, the president and a director of the registrant.

Proceeds of the loan were used to pay accrued interest on registrant’s senior debt incurred in May 2005 and to support the registrant’s operations.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Subordinated Unsecured Promissory Note dated June 29, 2007
10.2	Subordination Agreement dated June 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION
June 29, 2007	By: /s/ Christopher S. Hardesty Christopher S. Hardesty Senior Vice President and Chief Financial Officer

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